Exhibit (c)(6)

Project Nobel
Review of Transaction Alternatives
24 January 2008

Project Nobel
Table of Contents

Section 1	Executive Summary

Section 2	Discussion of Transaction Alternatives

Tab A	Option 1 - Partnering with Private Equity in a Quasi-Change of Control Solution

Tab B	Option 2 - Public Market Recapitalisation

Section 3	Financial Impact on Newton

Appendix A	Option 1 - Supporting Materials

Appendix B	Option 2 - Supporting Materials

Project Nobel

Section 1
Executive Summary

Project Nobel	Executive Summary
Introduction

•	In this paper we assess the feasibility of alternative transaction structures designed to meet the presumed objectives of both Nobel and Newton:

Objectives for Nobel

•	Eliminate controlled foreign corporation (“CFC”) status, allowing Nobel to more freely pursue M&A growth strategy

•	Increase leverage to optimise capital structure and cost of capital

•	Dramatically increase stock market liquidity or eliminate entirely the burden of operating as a publicly listed company in the U.S. (e.g. Sarbanes-Oxley)

Objectives for Newton

•	Continue to strategically align Nobel with its long-term strategy and retain significant influence

•	Eliminate CFC tax liability

•	Maximise value on the disposed stake in Nobel and minimise tax charge on any capital gains

•

There are a range of alternatives to achieve these objectives involving new leverage at Nobel, public equity or equity-linked security issuance, or private equity. We believe the following broad transaction alternatives are possible which will best achieve the aforementioned objectives:

•	(1) Partnering with private equity in a quasi-change of control solution; and

•	(2) Public market recapitalisation

1

Project Nobel	Executive Summary
Summary of Options

	Option 1 Partnering with Private Equity in a Quasi-Change of Control Solution	Option 2 Public Market Recapitalisation
Transaction Overview	• An acquisition of the publicly traded shares will be made by Newton’s PE partner. Subsequently the PE partner will acquire a stake from Newton • Newton pro forma ownership of 49%

•   Nobel remains a publicly listed company with increased leverage

•   Proceeds are utilised to buyback as large a stake from Newton as possible. Newton will concurrently offer a minority stake by way of a secondary offering

•   Newton pro forma ownership of 49%

Nobel Capital Structure	• Pro forma leverage of 4.5-6.5x LTM EBITDA (1) ($990-1,440 MM) • Excludes $200 MM of cash for general corporate purposes

•   Pro forma leverage of up to 3.0x LTM EBITDA (1) ($660 MM)

•   Can increase leverage to 3.7x LTM EBITDA (1) ($813 MM) to eliminate the requirement for Newton to undertake a secondary offering

•   Excludes $100 MM of cash for general corporate purposes

•   Nobel could also consider issuing a $100-200 MM convertible, or issue all high yield

Premium / (Discount) to Current	c.30% premium to current (2) (c.$65.00 per share)	No premium

Implied Value Realised by Newton (Pre-Tax)	$1,607 MM (3)	$1,270 MM (4)

Implied Value Retained by Newton in the Resulting Entity	$1,073 MM (3)	$834 MM (4)

Newton Levered Free Cash Flow Impact (08E/09E)	($127 MM) / ($37 MM) (3)	($143 MM) / ($54 MM) (4)

Newton Pro Forma Net Debt / EBITDA	1.58x (3)	1.64x (4)

Key Considerations

•   Newton will have to share control with PE partner; shareholders’ agreement to be negotiated

•   Significant premium required

•   Increased leverage is possible, but limits strategic flexibility of Nobel

•   Longer term commitment and less flexibility on a Newton sell down

•   Transaction timing lengthened by application of the Takeover Code

•   Public shareholders will likely not approve buyback at a premium

•   Leverage quantum needs to be acceptable to the equity markets

•   Public market oversight of Nobel remaining

•   Newton’s long-term strategy for Nobel needs to be communicated

•   Greater flexibility to sell down portions of the remaining stake

•   Transaction timing expedited given non-applicability of the Takeover Code

•   A larger secondary/less leverage increases the % free float and also the absolute free float amount

Source Nobel internal financial forecasts

Notes

1.	Based on LTM EBITDA as at 1 January 2008 of $221 MM
2.	Current share price of $50.09 as of 18-Jan-08
3.	Mid-point of leverage range
4.	Based on 3.0x LTM EBITDA

2

Project Nobel

Section 2
Discussion of Transaction Alternatives

Project Nobel	Discussion of Transaction Alternatives
Summary of Option 1
Partnering with Private Equity in a Quasi-Change of Control Solution

•	PE partner would acquire a 51% stake in Nobel through a combination of:

•	Newton selling a stake, reducing its holdings to 49%; and

•	Cash tender offer for the outstanding shares held by the public shareholders

•	Cash tender offer will likely require a separate public shareholder approval

•	75% in value of those present and voting / proxy

•	Majority in number of those present and voting / proxy

•	A significant premium will be required for the public shareholders to cede control

•	Transaction timing of 3-4 months

Transaction Overview

Newton
Public
73%
27%
Nobel
PE
1
2
Newton
Public
73%
27%
Nobel
Newton
PE
49%
51%
Nobel

Description of the Transaction

1. PE partner enters into an agreement with Newton to acquire for cash a 24% stake in Nobel
2. Simultaneously PE partner makes a cash tender offer for the entire outstanding publicly held shares, which equates to a 27% stake in Nobel, by way of a scheme of arrangement

Note

1.	Pre-option dilution

3

Project Nobel	Discussion of Transaction Alternatives
Private Equity Transaction Assessment Analysis
Private Equity Partner’s Perspective

•	A transaction at $65 per share should be feasible

•	c.30% premium to current

•	Minimum private equity partner IRR of 25% and minimum multiple of money of 2.0x

•	Transaction assumes:

•	Pro forma debt based on LTM EBITDA of $221 MM, and excludes $200 MM of cash remaining on balance sheet post transaction for general corporate uses

•	Sensitivities presented based on an exit multiple of 14.0x 2012E EBITDA(6); assumed exit on 30 June 2011

IRR and Multiple of Money Analysis

$ MM (Assuming $200 MM Cash Allocated to General Corporate Purposes)

Entry Share Price	Premium to Current (1)	Premium to 20 Day Trading Average Price (2)	Premium to 3 Month Average Price (3)	Bid Value For Equity (4)	Implied AV/ Cal. 2008E EBITDA (5)		4.5x		5.5x		6.5x		Pro Forma Debt /LTM EBITDA
							990		1,215		1,440		Pro Forma Debt (excl. $200 MM cash)
							26.6%		28.1%		30.1%		<— Sponsor’s IRR

62.5	24.8%	11.8%	9.0%	3,706	13.8	x

							2.3	x	2.4	x	2.5	x	<— Sponsor’s Multiple of Money

							24.3%		25.5%		27.2%

65.0	29.8%	16.3%	13.4%	3,858	14.4	x

							2.1	x	2.2	x	2.3	x

							22.2%		23.2%		24.6%

67.5	34.8%	20.8%	17.8%	4,009	15.0	x

							2.0	x	2.1	x	2.2	x

							20.2%		21.0%		22.2%

70.0	39.7%	25.3%	22.1%	4,161	15.6	x

							1.9	x	1.9	x	2.0	x

Source Nobel internal financial forecasts

Notes

1.	Current share price of $50.09 as of 18-Jan-08
2.	20-trading day average share price of $55.88 as of 18-Jan-08
3.	3-month average share price of $57.32 as of 18-Jan-08
4.	Shares outstanding computed using the treasury stock method: 15.8 MM Series A ordinary shares (Public), 42.0 MM Series B ordinary shares (Newton), and 2.8 MM options outstanding with an average strike price of $29.05
5.	Forward one year calendarised EBITDA of $237 MM
6.	Based on an EBITDA of $414 MM

4

Project Nobel	Discussion of Transaction Alternatives
Value to be Realised by Newton

•	Correspondingly Newton could realise pre-tax cash proceeds of between $1.5 Bn and $1.7 Bn, by partnering with private equity

•	Total value to Newton comprising of pre-tax cash proceeds and remaining stake in Nobel will correspondingly amount to $2.7 Bn

Proceeds to Newton Following Selldown to 49% and Sponsor’s Equity Contribution

$ MM (Assuming $200 MM Cash Allocated to General Corporate Purposes)

Entry Share Price	Premium to Current (1)	Premium to 20 Day Trading Average Price (2)	Premium to 3 Month Average Price (3)	Bid Value for Equity (4)	Implied AV/ Cal. 2008E EBITDA (5)		4.5x	5.5x	6.5x	Pro Forma Debt / LTM EBITDA
							990	1,215	1,440	Pro Forma Debt (excl. $200 MM cash)
							1,469	1,579	1,689	<— Proceeds to Newton to sell down to 49% (6)

62.5	24.8%	11.8%	9.0%	3,706	13.8	x	1,204	1,089	974	<— Sponsor’s Equity Contribution for 51% (6)

							1,109	998	888	<— Retained Newton Equity

							1,497	1,607	1,718

65.0	29.8%	16.3%	13.4%	3,858	14.4	x	1,283	1,168	1,054

							1,183	1,073	962

							1,526	1,636	1,746

67.5	34.8%	20.8%	17.8%	4,009	15.0	x	1,363	1,248	1,133

							1,257	1,147	1,037

							1,554	1,665	1,775

70.0	39.7%	25.3%	22.1%	4,161	15.6	x	1,442	1,328	1,213

							1,331	1,221	1,111

Source: Nobel internal financial forecasts

Notes

1.	Current share price of $50.09 as of 18-Jan-08
2.	20 trading-day average share price of $55.88 as of 18-Jan-08
3.	3-month average share price of $57.32 as of 18-Jan-08
4.	Shares outstanding computed using the treasury stock method: 15.8 MM Series A ordinary shares (Public), 42.0 MM Series B ordinary shares (Newton), and 2.8 MM options outstanding with an average strike price of $29.05
5.	Forward one year calendarised EBITDA of $237 MM
6.	Includes recapitalisation proceeds. $200 MM of cash set aside for general corporate purposes. Cash balances assumed to earn annual interest income of 4.4%. Post option dilution, Newton is selling a 21.8% stake

5

Project Nobel	Discussion of Transaction Alternatives
Financing Considerations
Potential Private Equity Partner

•	Given the CFC tax concern, it may only be possible to approach non-US private equity partners

•	We present a list of possible European private equity partners Newton and Nobel could make an approach to

•	We should also further investigate the feasibility of approaching US private equity partners with European funds / LPs

•	As part of the introductions to private equity partners, we will need to confirm their funds’ residency status from a US tax perspective

Potential Private Equity Partners

Name	Non-US	Fund Size	Tech Focus	Media Focus	Selected Investments
3i	✓	$7.2 Bn	✓	✓	• VNU Media (2007) • Chorion (2006) • Sparrowhawk Media (2005)

Apax	✓	16.2 Bn	✓	✓	• NXP (2006) • CME (2006) • TDC (2006) • HIT Entertainment (2005) • Intelsat (2004) • Inmarsat (2003)

BC Partners	✓	$8.5 Bn		✓	• Amadeus (2005) • Seat Pagine Gialle (2003) • UnityMedia (2003)

Candover	✓	$5.1 Bn	✓		• Get (2005) • Ono (2005)

Cinven	✓	$9.4 Bn		✓	• Dutch Cable (2006) • Numéricable (2005) • Eutelsat (2004)

CVC	✓	$24.0 Bn		✓	• PBL Media (2007) • Formula One (2006) • Malibu Networks (2000)

EQT	✓	$6.1 Bn		✓	• KabelBW (2006) • VTI Technologies (2002)

Permira	✓	$16.3 Bn	✓	✓	• ProsiebenSat.1 Media (2007) • All3Media (2006) • Freescale Semiconductor (2006) • TDC (2006) • Intelsat (2005) • SBS Broadcasting (2005)

Source Company information, Morgan Stanley estimates

6

Project Nobel	Discussion of Transaction Alternatives
Financing Considerations (Cont’d)
Assessment of a Take Private Capital Structure

•	In assessing a viable capital structure, we have completed the following:

•	Stress tested the current business plan

•	Considered management’s willingness to retain flexibility in day to day management operations / ability to do acquisitions

•	We have assumed the following:

•	B+/B1 pro forma credit rating

•	Senior pay down of 7 years

•	Newton retaining a meaningful equity stake

•	And taken into account the current credit market environment

•	Based on the above:

•	Max. leverage of 6.5x LTM EBITDA

•	4.5-5.5x LTM EBITDA to retain strategic flexibility

At present we believe the most attractive financing would be achieved through a mix of bank and bond financing, as it:

•	Maximises liquidity by tapping both the bank and bond markets;

•	Optimises the financing terms to provide a company with the most attractive cost of funds whilst maximising quantum;

•	Provides a company with flexibility with regards to debt prepayment (e.g., call protection);

•	Allows for an easier execution versus a full bond financing;

•	Will require the bond to be credit rated and listed, but going forward provides a company with easy access to additional financing capacity that could be used in for potential acquisitions; and

•	A mezzanine alternative is also available, which could give additional call protection to enable an earlier and more efficient exit

In assessing a viable capital structure for Nobel in the proposed take private situation, we have considered the following parameters:

•	A targeted B+/B1 pro forma credit corporate rating, which we perceive as the appropriate credit profile to optimise the terms of the financing;

•	A senior debt pay down of about 7 years in Nobel’s base case;

•	Newton retaining a meaningful equity stake post transaction with a change of control provision to be agreed; and

•	Current credit market environment

7

Project Nobel	Discussion of Transaction Alternatives
Financing Considerations (Cont’d)
Maximum Take Private Capital Structure

•	We believe Nobel could support maximum leverage of 6.5x LTM EBITDA in this proposed take private transaction

•	Our financing package comprises a mix of bank and bond to maximise quantum / optimise terms

•	Depending on the objectives, the subordinated financing could also be structured as a mezzanine facility

•	The financing would be made available in $ and €uro to provide Nobel with a natural FX hedge (sterling also to be considered)

Proposed Maximum Capital Structure

$ MM

Total Funded Debt: $1,440 MM

1,400
1,200
1,000
800
600
400
200
0
High Yield, $330 MM
Term Loan C, $370 MM
Term Loan B, $370 MM
Term Loan A, $370 MM
Proposed Structure

Tranche	LTM EBITDA x	Cum. LTM EBITDA x	Pricing (Libor +)	Tenor
High Yield, $330 MM	1.5x	6.5x	10.75% coupon	10.0 Yrs
Term Loan C, $370 MM	1.7x	5.0x	375 bps	9.0 Yrs
Term Loan B, $370 MM	1.7x	3.4x	325 bps	8.0 Yrs
Term Loan A, $370 MM	1.7x	1.7x	275 bps	7.0 Yrs

Notes

1.	Based on LTM EBITDA as at 1 January 2008 of $221 MM

8

Project Nobel	Discussion of Transaction Alternatives
Summary of Option 2
Public Market Recapitalisation

•	Newton achieves a 49% shareholding through a combination of debt financing and share placing

•	Nobel raises new debt to finance buyback of shares from Newton

•	Newton places shares into the public market through a secondary offering

•	To be implemented by way of an “off market” purchase

•	Requires a special resolution (75% in value of those present and voting / proxy)

•	Newton has voting leverage to influence the approval, as its remaining shares post buyback can be counted towards the approval of the resolution(1)

•	Offering Newton a premium to the current share price will be challenging

•	Transaction timing of 2 months

Transaction Overview

Newton
Public
73%
27%
Nobel
Institutions
3
Newton
Public
2
Cash
73%
27%
Shares
Nobel
1
Debt
Newton
Public
+
Institutions
49%
51%
Nobel

Description of the Transaction

1. Nobel raises new debt, and will use the proceeds together with its existing net cash, to buyback shares from Newton
2. Nobel enters into an "off market" agreement with Newton to buyback as many shares as possible
3. Newton concurrently places a portion of its remaining shares, if required, into the public market by way of a secondary offering that will result in Newton's shareholding decreasing to 49%

Note

1.	Under the Companies Act Newton’s remaining shares are not deemed to be a different class of shares and can be counted towards the approval of the buyback

9

Project Nobel	Discussion of Transaction Alternatives
Public Market Reaction to a Levered Recapitalisation

•	Given Nobel will remain in the public domain, understanding public market reaction will be critical and dependant on how these key considerations are resolved

Consideration	Comment
• Signaling of Newton’s intentions	• A sell down by Newton, whilst Nobel remains in the public domain, might lead the market to question the long-term strategy support for Nobel by Newton

• Newton can mitigate such concerns by demonstrating its continued support:

• Explain sell down allows for a tax efficient structure, which also allows Nobel to execute its growth strategy through acquisitions

• Reduces perceived control exerted by Newton allowing Nobel to attract more third party business

• Signal its support of all future capital raising exercises, so long as Newton is not required to raise its shareholding back above 49%

• Balance sheet impact	• Leverage of more than 3.0x LTM EBITDA may be perceived as overly aggressive for a publicly listed company, given relatively little focus on the ability of the business to support debt

• Company can justify such levels of leverage so long as it can demonstrate:

• Robustness of the business plan

• Growth strategy and future dividend policy remain unhindered

• Capital structure is appropriate for the long term

• Pro forma EPS impact	• 2008E EPS accretion of 19.7% and 2009E EPS accretion of 26.9% (1)

• Although EPS is purely an accounting measure, it may potentially have a positive impact

• Offer price	• Careful consideration needs to be made as to the price to be offered to Newton

• Buyback will require the approval of the public shareholders

• A transaction priced at a discount / small single digit % premium should be acceptable

• However, a moderate premium raises the question of equal treatment of all shareholders i.e. why one shareholder is favoured over others; why buyback is not available to all shareholders

Note

1.	Assumes acquisition price of shares held by Newton $50.09, a 0% premium to current as of 18-Jan-08, and 3.0x LTM EBITDA leverage excluding $100 MM of cash for general corporate purposes

10

Project Nobel	Discussion of Transaction Alternatives
Value to be Realised by Newton
Size of Nobel Buyback and Newton Secondary Offering

•	Based on the current share price (1) and leverage of 2.5x-3.5x, Newton could realise pre-tax cash proceeds of $1.2 Bn to $1.3 Bn and respectively retain $890 to $780 MM in Nobel

Newton Secondary Offer post Buyback (1) Newton Pro Forma Ownership of 49.0% Net Debt (2) / LTM EBITDA	2.0x	2.5x	3.0x	3.5x
Implied Total Leverage excl. Restricted Cash	440.0	550.0	660.0	770.0
Funds for Buyback	980.8	1,087.5	1,194.2	1,300.9
Base Case - 0.0% Premium
Assuming Buyback and Secondary Placement at $50.09 per share
Size of Buyback (MM Shares)	19.6	21.7	23.8	26.0
Size of Buyback ($ MM)	980.8	1,087.5	1,194.2	1,300.9
Size of Secondary to Get Newton to 49% (MM Shares)	3.7	2.6	1.5	0.4
Size of Secondary to Get Newton to 49% ($ MM)	184.7	130.3	75.9	21.5
Total Proceeds to Newton ($ MM)	1,165.6	1,217.8	1,270.1	1,322.4
Remaining Value to Newton ($ MM)	938.3	886.0	833.7	781.4
Alternative Case - 5.0% Premium
Assuming Buyback and Secondary Placement at $52.59 per share
Size of Buyback (MM Shares)	18.6	20.7	22.7	24.7
Size of Buyback ($ MM)	980.8	1,087.5	1,194.2	1,300.9
Size of Secondary to Get Newton to 49% (MM Shares)	4.2	3.1	2.1	1.1
Size of Secondary to Get Newton to 49% ($ MM)	219.0	164.6	110.1	55.7
Total Proceeds to Newton ($ MM)	1,199.8	1,252.1	1,304.4	1,356.6
Remaining Value to Newton ($ MM)	938.3	886.0	833.7	781.4

Source Nobel internal financial forecasts

Notes

1.	Share price of $50.09 as at 18-Jan-08; shares outstanding: 15.8 MM Series A ordinary shares (Public), 42.0 MM Series B ordinary shares (Newton)
2.	LTM EBITDA of $221 MM, pro forma net debt excluding $100 MM cash for general corporate purposes

11

Project Nobel	Discussion of Transaction Alternatives
Financial Impact of Levered Recapitalisation on Nobel

•	At 2.5x-3.5x leverage and based on the current share price(1), a levered buyback is EPS enhancing in 2008E and 2009E

Financial Impact to Nobel and Value to Newton
Newton Pro Forma Ownership of 49.0%
Net Debt (2) / LTM EBITDA	2.0x	2.5x	3.0x	3.5x
Implied Total Leverage excl. Restricted Cash	440.0	550.0	660.0	770.0
Funds for Buyback	980.8	1,087.5	1,194.2	1,300.9
Base Case - 0.0% Premium
Assuming Buyback and Secondary Placement at $50.09 per share
EPS Accretion/(Dilution) 2008E	19.0%	19.7%	19.7%	20.3%
EPS Accretion/(Dilution) 2009E	23.1%	25.2%	26.9%	29.0%
Alternative Case - 5.0% Premium
Assuming Buyback and Secondary Placement at $52.59 per share
EPS Accretion/(Dilution) 2008E	16.1%	16.4%	15.8%	15.8%
EPS Accretion/(Dilution) 2009E	20.2%	21.7%	22.8%	24.2%

Source Nobel internal financial forecasts

Notes

1.	Share price of $50.09 as at 18-Jan-08; shares outstanding: 15.8 MM Series A ordinary shares (Public), 42.0 MM Series B ordinary shares (Newton)
2.	LTM EBITDA of $221 MM, pro forma net debt excluding $100 MM cash for general corporate purposes

12

Project Nobel	Discussion of Transaction Alternatives
Alternative Financing Options

•

Having assessed the characteristics of Nobel and the requirement as a public company going concern two financing options are available (subject to further tax analysis) to Nobel and Newton in executing a levered recap

Alternative Financing Options

	Base Case	Senior and Convertible	All High Yield
Overview

•   2.5-3.5x LTM EBITDA of senior issued by Nobel ($660 MM at midpoint), funding a buyback of 23.8 MM shares from Newton at current price (1)

•   1.5 MM shares sold by Newton at current price (1) , generating gross proceeds of $75.9 MM

•   3.7x LTM EBITDA, of which:

•   2.8-3.2x LTM EBITDA of senior issued by Nobel ($663 MM at midpoint); and

•   $100-200 MM of convertible issued by Nobel (0.7x LTM EBITDA), with contingent conversion at maturity into 2.4 MM Nobel shares (2)

…Funding a total buyback of 26.8 MM shares from Newton at current price (1)

• 3.7x LTM EBITDA of high yield issued by Nobel ($813 MM) funding a buyback of 26.8 MM shares from Newton at current share price (1)

Proceeds to Newton (Pre-tax)	• $1,270 MM (3)	• $1,343 MM	• $1,343 MM

Retained Value Held by Newton	• $834 MM (3)	• $761 MM	• $761 MM

Pros	• No discount required • Generates greatest value for Newton • Given size of acceptable leverage, a secondary becomes less relevant	• Cheaper cost of debt than senior financing • Allows Nobel to issue equity at a premium to the current price	• Less stringent covenants than for senior debt

Cons	• Levered buyback requires public shareholders’ approval • No existing credit story - market will require education • Subject to credit markets being accessible

•   Buyback will need to take Newton down to 49% in order to address the CFC issue

•   Contingent conversion at maturity will further dilute Nobel’s shareholders, including Newton

•   Assuming conversion, Newton would be diluted from 49.0% to 45.8%

•   Higher cost of debt than senior debt

•   Call protection

•   Suboptimal for Nobel, which cash flow generation profile would allow for some debt amortization

•   Lower overall leverage capacity and market tension

Feasibility

Notes

1.	Current share price of $50.09 as of 18-Jan-08
2.	Based on $63.75 conversion price
3.	Mid-point of leverage range

13

Project Nobel

Section 3
Financial Impact on Newton

Project Nobel	Financial Impact on Newton
Financial Impact on Newton
Option 1: 5.5x LTM EBITDA Take-Private, $65.00 per share; Option 2: 3.0x LTM EBITDA Recap, 0% Premium

•	Newton’s sell down in Nobel will trigger the deconsolidation of Nobel from Newton

•	Under US GAAP, Newton’s interest in Nobel will be accounted for using the Equity Method of Accounting

•	Net Debt impact driven by full deconsolidation of cash balance and proceeds from transaction

•	The deconsolidation and subsequent treatment as an affiliate is expected to have a minor impact on pro forma net income

•	The analysis does not account for possible double taxation (at both Nobel and Newton)

Net Income (1)

$ MM

4,500
4,000
3,500
3,000
(0.0%)
0.1%
3,528
3,527
3,530
Net Income 2008E
(0.1%)
(0.0%)
4,072
4,069
4,072
Net Income 2009E
x.x% Accretion/Dilution

Source Nobel internal financial forecasts, Company information, Broker research

Net Debt (2)

$ MM

12,000
11,000
10,000
9,000
8,000
2.00x
1.75x
1.50x
1.25x
1.00x
10,903
9,949
10,287
Net Debt
1.67x
1.58x
1.64x
Net Debt/2008E EBITDA

Source Nobel internal financial forecasts, Company information, Broker research

Status Quo | Option 1: 5.5x LTM Debt, $65.00 | Option 2: 3.0x LTM debt, 0% premium

Notes

1.	Assumes Newton pre-tax cost of interest of 7.2%, proceeds from transaction utilised for debt repayment. Pro forma for Nobel equity earnings of affiliates and minority interest. No additional tax charge assumed to be applicable on equity earnings of affiliates from Nobel. Nobel’s financial impact on 2008 net income is annualized (Option 1 – $36.7 MM; Option 2 – $55.9 MM)

2.	Newton net debt as of 31-Sep-07 adjusted for the acquisitions of Dow Jones, 14.6% stake in Premiere and the Liberty Media/DirecTV swap. Nobel net cash as of 31-Dec-07

14

Project Nobel

Appendix A
Option 1 - Supporting Materials

Project Nobel	Option 1 - Supporting Materials
Option 1 — Detailed Analysis
Illustrative Take-Private Analysis with Maximum Leverage of 6.5x and offer of $65.00 per Share

•	Transaction date assumed to be 1 January 2008 for illustrative purposes

•	Newton with a 49% interest and PE Partner with a 51% interest

•	Entry at $65.00 per share

•	c.30% premium to current share price of $50.09(1)

•	Implied 14.4x forward EBITDA multiple (calendarised FY1 EBITDA of $237 MM)

•	Exit at the end of 2011 based on 14.0x 2012 EBITDA(2)

•	Debt quantum of $1,440 MM

•	Implied 6.5x LTM EBITDA of $221 MM (excluding $200 MM of cash restricted for general corporate purposes)

•	Bank and Bond/Mezzanine structure

•	TLA: $370 MM

•	TLB: $370 MM

•	TLC: $370 MM

•	High Yield/Mezzanine: $330 MM

Total Sources	(USD MM)	(USD MM)	Spread (bps)	Interest Rate (%)	% of Total	x LTM EBITDA	WAL	Years to Payout	% Repaid by year 3
Term Loan A	370.0	370.0	2.75%	7.45%	10.6%	1.7x	3.2 yrs	4.2	
Term Loan B	370.0	370.0	3.25%	7.95%	10.6%	1.7x		5.9	10.1%
Term Loan C	370.0	370.0	3.75%	8.45%	10.6%	1.7x		7.2	
Senior Priority Debt	**1,110.0**	**1,110.0**	**3.25%**	**7.95%**	**31.7%**	**5.0x**			
Senior Debt	**1,110.0**	**1,110.0**	**3.25%**	**7.95%**	**31.7%**	**5.0x**			
High Yield	330.0	330.0	6.05%	10.75%	9.4%	1.5x		8.3	
Cash Pay Debt	**1,440.0**	**1,440.0**	**3.89%**	**8.59%**	**41.1%**	**6.5x**			
Total Debt (Incl. PIK)	**1,440.0**	**1,440.0**			**41.1%**	**6.5x**			
SLN	0.0	0.0	3.30%	8.00%	0.0%	0.0x			
Common Equity	2,066.0	2,066.0			58.9%	9.4x			
Total Equity / Implied Equity	**2,066.0**	**2,066.0**			**58.9%**	**9.4x**			
Total Sources	**3,506.0**	**3,506.0**			**100.0%**	**15.9x**			
Pension Liabilities	0.0	0.0			0.0%	0.0x			
Total Capitalisation	**3,506.0**	**3,506.0**			**100.0%**	**15.9x**			

Returns Analysis - Exit in 2011		
Exit Multiple	Mult. of Money	Sponsor IRR%
13.5x	2.2x	25.6%
14.0x	2.3x	27.2%
14.5x	2.4x	28.8%

Total Uses	(USD MM)	(USD MM)	%	x LTM EBITDA
Bid Value of Equity	3,857.9	3,857.9	110.0%	17.5x
Refinance Net Debt/(Net Cash)	(654.0)	(654.0)	-18.7%	-3.0x
Restricted Cash for Operations	200.0	200.0	5.7%	0.9x
Acquisition Value	**3,403.9**	**3,403.9**	**97.1%**	**15.4x**
Transaction Costs	102.1	102.1	2.9%	0.5x
Total Uses	**3,506.0**	**3,506.0**	**100.0%**	**15.9x**

Summary Financials & Ratios	Actual			Calendar.	Projected	Projected										
	Full Year	Full Year	Full Year	LTM	Full Year	Year 0.5	Year 1.5	Year 2.5	Year 3.5	Year 4.5	Year 5.5	Year 6.5	Year 7.5	Year 8.5	Year 9.5	Year 10.5
FYE: Jun - USD MM	Jun-05	Jun-06	Jun-07	Jan-08	Jun-08	Jun-08	Jun-09	Jun-10	Jun-11	Jun-12	Jun-13	Jun-14	Jun-15	Jun-16	Jun-17	Jun-18
Sales	556.3	600.1	709.5	797.7	831.3	411.9	950.1	1,054.7	1,150.5	1,300.0	1,365.0	1,433.3	1,504.9	1,580.2	1,659.2	1,742.2
% Growth		*7.9%*	*18.2%*	*n.m.*	*17.2%*	*n.m.*	*14.3%*	*11.0%*	*9.1%*	*13.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*
EBITDA	119.9	157.2	190.9	220.7	233.4	115.6	272.8	304.4	338.4	414.1	434.8	456.5	479.3	503.3	528.5	554.9
% Margin	*21.6%*	*26.2%*	*26.9%*	*27.7%*	*28.1%*	*28.1%*	*28.7%*	*28.9%*	*29.4%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*
Δ in Working Capital & Customer Deposits	7.0	34.0	3.2	15.7	27.9	13.8	(86.5)	(76.2)	(23.6)	(24.3)	(4.3)	(4.5)	(4.7)	(4.9)	(5.2)	(5.5)
Capital Expenditure	(20.1)	(28.5)	(27.8)	(24.2)	(21.1)	(10.5)	(24.2)	(26.8)	(29.2)	(33.0)	(34.7)	(36.4)	(38.3)	(40.2)	(42.2)	(44.3)
% of Sales	*3.6%*	*4.7%*	*3.9%*	*3.0%*		*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*
EBITDA-Capex	99.9	128.8	163.1	196.4	212.2	105.2	248.7	277.6	309.2	381.0	400.1	420.1	441.1	463.1	486.3	510.6
Tax (Assuming 29.4% Tax Rate)						(12.3)	(36.9)	(46.1)	(58.8)	(84.7)	(95.0)	(106.5)	(119.6)	(134.3)	(147.8)	(159.7)
CFADS						106.7	125.3	155.3	226.8	272.0	300.8	309.1	316.8	323.9	333.3	345.5
Cumulative CFADS						106.7	232.0	387.3	614.1	886.1	1,186.9	1,496.0	1,812.8	2,136.7	2,470.0	2,815.6
Net Cash Interest (Expense) / Income						(56.0)	(110.6)	(108.3)	(101.9)	(90.4)	(74.5)	(55.0)	(31.6)	(3.5)	19.4	35.6
FFO (EBITDA-Net Cash Interest-Tax)						47.4	125.3	150.0	177.7	239.0	265.4	295.0	328.2	365.5	400.1	430.8
Balance Sheet Items				Closing												
Cash Balance including $200 MM Cash Reserve				200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	265.1	617.8	998.9
Net Senior Priority Debt				910.0	910.0	859.3	844.6	797.6	672.7	491.1	264.7	10.6	(200.0)	(265.1)	(617.8)	(998.9)
Net Senior Priority Debt Excluding $200 MM Cash Reserve				*1,110.0*	*1,110.0*	*1,059.3*	*1,044.6*	*997.6*	*872.7*	*691.1*	*464.7*	*210.6*	*-*	*(65.1)*	*(417.8)*	*(798.9)*
- Of Which (Gross) RCF				-	-	-	-	-	-	-	-	-	-	-	-	-
Net Senior Debt				910.0	910.0	859.3	844.6	797.6	672.7	491.1	264.7	10.6	(200.0)	(265.1)	(617.8)	(998.9)
Net Cash Pay Debt				1,240.0	1,240.0	1,189.3	1,174.6	1,127.6	1,002.7	821.1	594.7	340.6	55.4	(265.1)	(617.8)	(998.9)
Net Cash Pay Debt Excluding $200 MM Cash Reserve				*1,440.0*	*1,440.0*	*1,389.3*	*1,374.6*	*1,327.6*	*1,202.7*	*1,021.1*	*794.7*	*540.6*	*255.4*	*(65.1)*	*(417.8)*	*(798.9)*
Net Total Debt (Incl. PIK)				1,240.0	1,240.0	1,189.3	1,174.6	1,127.6	1,002.7	821.1	594.7	340.6	55.4	(265.1)	(617.8)	(998.9)
Net Total Debt (Incl. PIK) Excluding $200 MM Cash Reserve				*1,440.0*	*1,440.0*	*1,389.3*	*1,374.6*	*1,327.6*	*1,202.7*	*1,021.1*	*794.7*	*540.6*	*255.4*	*(65.1)*	*(417.8)*	*(798.9)*
Year End Financial Ratios																
Net Senior Priority Debt / LTM EBITDA				4.1x	3.9x	3.7x	3.1x	2.6x	2.0x	1.2x	0.6x	0.0x	(0.4x)	(0.5x)	(1.2x)	(1.8x)
Net Senior Debt / LTM EBITDA				4.1x	3.9x	3.7x	3.1x	2.6x	2.0x	1.2x	0.6x	0.0x	(0.4x)	(0.5x)	(1.2x)	(1.8x)
Net Cash Pay Debt / LTM EBITDA				5.6x	5.3x	5.1x	4.3x	3.7x	3.0x	2.0x	1.4x	0.7x	0.1x	(0.5x)	(1.2x)	(1.8x)
Net Total Debt (Incl. PIK) / LTM EBITDA				5.6x	5.3x	5.1x	4.3x	3.7x	3.0x	2.0x	1.4x	0.7x	0.1x	(0.5x)	(1.2x)	(1.8x)
Net Total Debt (Incl. PIK) / LTM EBITDA - Capex				6.3x	5.8x	5.6x	4.7x	4.1x	3.2x	2.2x	1.5x	0.8x	0.1x	(0.6x)	(1.3x)	(2.0x)
EBITDA / Net Cash Interest						2.1x	2.5x	2.8x	3.3x	4.6x	5.8x	8.3x	15.2x	144.0x	-27.2x	-15.6x
FFO / Net Cash Pay Debt						8.0%	10.7%	13.3%	17.7%	29.1%	44.6%	86.6%	592.9%	n.m.	n.m.	n.m.
DSCR						1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.25x	-17.16x	-9.71x

Source Nobel internal financial forecasts

Notes

1.	As of 18-Jan-08
2.	Based on an EBITDA of $414 MM

15

Project Nobel	Option 1 - Supporting Materials
Option 1 — Detailed Analysis (Cont’d)
Illustrative Take-Private Analysis with Maximum Leverage of 6.5x and offer of $67.50 per Share

•	Transaction date assumed to be 1 January 2008 for illustrative purposes

•	Newton with a 49% interest and PE Partner with a 51% interest

•	Entry at $67.50 per share

•	c.35% premium to current share price of $50.09(1)

•	Implied 15.0x forward EBITDA multiple (calendarised FY1 EBITDA of $237 MM)

• Exit at the end of 2011 based on 14.0x 2012 EBITDA(2)

• Debt quantum of $1,440 MM

•	Implied 6.5x LTM EBITDA of $221 MM (excluding $200 MM of cash restricted for general corporate purposes)

•	Bank and Bond/Mezzanine structure

•	TLA: $370 MM

•	TLB: $370 MM

•	TLC: $370 MM

•	High Yield/Mezzanine: $330 MM

Total Sources	(USD MM)	(USD MM)	Spread (bps)	Interest Rate (%)	% of Total	x LTM EBITDA	WAL	Years to Payout	% Repaid by year 3
Term Loan A	370.0	370.0	2.75%	7.45%	10.1%	1.7x	3.2 yrs	4.2	
Term Loan B	370.0	370.0	3.25%	7.95%	10.1%	1.7x		5.9	10.1%
Term Loan C	370.0	370.0	3.75%	8.45%	10.1%	1.7x		7.2	
Senior Priority Debt	**1,110.0**	**1,110.0**	**3.25%**	**7.95%**	**30.3%**	**5.0x**			
Senior Debt	**1,110.0**	**1,110.0**	**3.25%**	**7.95%**	**30.3%**	**5.0x**			
High Yield	330.0	330.0	6.05%	10.75%	9.0%	1.5x		8.3	
Cash Pay Debt	**1,440.0**	**1,440.0**	**3.89%**	**8.59%**	**39.3%**	**6.5x**			
Total Debt (Incl. PIK)	**1,440.0**	**1,440.0**			**39.3%**	**6.5x**			
SLN	0.0	0.0	3.30%	8.00%	0.0%	0.0x	**Returns Analysis - Exit in 2011**		
Common Equity	2,222.0	2,222.0			60.7%	10.1x	Exit	Mult. of	Sponsor
Total Equity / Implied Equity	**2,222.0**	**2,222.0**			**60.7%**	**10.1x**	Multiple	Money	IRR%
Total Sources	**3,662.0**	**3,662.0**			**100.0%**	**16.6x**	13.5x	2.1x	23.0%
Pension Liabilities	0.0	0.0			0.0%	0.0x	14.0x	2.2x	24.6%
Total Capitalisation	**3,662.0**	**3,662.0**			**100.0%**	**16.6x**	14.5x	2.3x	26.1%

Total Uses	(USD MM)	(USD MM)	%	x LTM EBITDA
Bid Value of Equity	4,009.4	4,009.4	109.5%	18.2x
Refinance Net Debt/(Net Cash)	(654.0)	(654.0)	-17.9%	-3.0x
Restricted Cash for Operations	200.0	200.0	5.5%	0.9x
Acquisition Value	**3,555.4**	**3,555.4**	**97.1%**	**16.1x**
Transaction Costs	106.7	106.7	2.9%	0.5x
Total Uses	**3,662.0**	**3,662.0**	**100.0%**	**16.6x**

Summary Financials & Ratios	Actual			Calendar.	Projected	Projected										
	Full Year	Full Year	Full Year	LTM	Full Year	Year 0.5	Year 1.5	Year 2.5	Year 3.5	Year 4.5	Year 5.5	Year 6.5	Year 7.5	Year 8.5	Year 9.5	Year 10.5
FYE: Jun - USD MM	Jun-05	Jun-06	Jun-07	Jan-08	Jun-08	Jun-08	Jun-09	Jun-10	Jun-11	Jun-12	Jun-13	Jun-14	Jun-15	Jun-16	Jun-17	Jun-18
Sales	556.3	600.1	709.5	797.7	831.3	411.9	950.1	1,054.7	1,150.5	1,300.0	1,365.0	1,433.3	1,504.9	1,580.2	1,659.2	1,742.2
% Growth		*7.9%*	*18.2%*	*n.m.*	*17.2%*	*n.m.*	*14.3%*	*11.0%*	*9.1%*	*13.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*
EBITDA	119.9	157.2	190.9	220.7	233.4	115.6	272.8	304.4	338.4	414.1	434.8	456.5	479.3	503.3	528.5	554.9
% Margin	*21.6%*	*26.2%*	*26.9%*	*27.7%*	*28.1%*	*28.1%*	*28.7%*	*28.9%*	*29.4%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*
Δ in Working Capital & Customer Deposits	7.0	34.0	3.2	15.7	27.9	13.8	(86.5)	(76.2)	(23.6)	(24.3)	(4.3)	(4.5)	(4.7)	(4.9)	(5.2)	(5.5)
Capital Expenditure	(20.1)	(28.5)	(27.8)	(24.2)	(21.1)	(10.5)	(24.2)	(26.8)	(29.2)	(33.0)	(34.7)	(36.4)	(38.3)	(40.2)	(42.2)	(44.3)
% of Sales	*3.6%*	*4.7%*	*3.9%*	*3.0%*		*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*
EBITDA-Capex	99.9	128.8	163.1	196.4	212.2	105.2	248.7	277.6	309.2	381.0	400.1	420.1	441.1	463.1	486.3	510.6
Tax (Assuming 29.4% Tax Rate)						(12.3)	(36.9)	(46.1)	(58.8)	(84.7)	(95.0)	(106.5)	(119.6)	(134.3)	(147.8)	(159.7)
CFADS						106.7	125.3	155.3	226.8	272.0	300.8	309.1	316.8	323.9	333.3	345.5
Cumulative CFADS						106.7	232.0	387.3	614.1	886.1	1,186.9	1,496.0	1,812.8	2,136.7	2,470.0	2,815.6
Net Cash Interest (Expense) / Income						(56.0)	(110.6)	(108.3)	(101.9)	(90.4)	(74.5)	(55.0)	(31.6)	(3.5)	19.4	35.6
FFO (EBITDA-Net Cash Interest-Tax)						47.4	125.3	150.0	177.7	239.0	265.4	295.0	328.2	365.5	400.1	430.8
Balance Sheet Items				**Closing**												
Cash Balance including $200 MM Cash Reserve				200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	265.1	617.8	998.9
Net Senior Priority Debt				910.0	910.0	859.3	844.6	797.6	672.7	491.1	264.7	10.6	(200.0)	(265.1)	(617.8)	(998.9)
Net Senior Priority Debt Excluding $200 MM Cash Reserve				*1,110.0*	*1,110.0*	*1,059.3*	*1,044.6*	*997.6*	*872.7*	*691.1*	*464.7*	*210.6*	-	*(65.1)*	*(417.8)*	*(798.9)*
- Of Which (Gross) RCF				-	-	-	-	-	-	-	-	-	-	-	-	-
Net Senior Debt				910.0	910.0	859.3	844.6	797.6	672.7	491.1	264.7	10.6	(200.0)	(265.1)	(617.8)	(998.9)
Net Cash Pay Debt				1,240.0	1,240.0	1,189.3	1,174.6	1,127.6	1,002.7	821.1	594.7	340.6	55.4	(265.1)	(617.8)	(998.9)
Net Cash Pay Debt Excluding $200 MM Cash Reserve				*1,440.0*	*1,440.0*	*1,389.3*	*1,374.6*	*1,327.6*	*1,202.7*	*1,021.1*	*794.7*	*540.6*	*255.4*	*(65.1)*	*(417.8)*	*(798.9)*
Net Total Debt (Incl. PIK)				1,240.0	1,240.0	1,189.3	1,174.6	1,127.6	1,002.7	821.1	594.7	340.6	55.4	(265.1)	(617.8)	(998.9)
Net Total Debt (Incl. PIK) Excluding $200 MM Cash Reserve				*1,440.0*	*1,440.0*	*1,389.3*	*1,374.6*	*1,327.6*	*1,202.7*	*1,021.1*	*794.7*	*540.6*	*255.4*	*(65.1)*	*(417.8)*	*(798.9)*
Year End Financial Ratios																
Net Senior Priority Debt / LTM EBITDA				4.1x	3.9x	3.7x	3.1x	2.6x	2.0x	1.2x	0.6x	0.0x	(0.4x)	(0.5x)	(1.2x)	(1.8x)
Net Senior Debt / LTM EBITDA				4.1x	3.9x	3.7x	3.1x	2.6x	2.0x	1.2x	0.6x	0.0x	(0.4x)	(0.5x)	(1.2x)	(1.8x)
Net Cash Pay Debt / LTM EBITDA				5.6x	5.3x	5.1x	4.3x	3.7x	3.0x	2.0x	1.4x	0.7x	0.1x	(0.5x)	(1.2x)	(1.8x)
Net Total Debt (Incl. PIK) / LTM EBITDA				5.6x	5.3x	5.1x	4.3x	3.7x	3.0x	2.0x	1.4x	0.7x	0.1x	(0.5x)	(1.2x)	(1.8x)
Net Total Debt (Incl. PIK) / LTM EBITDA - Capex				6.3x	5.8x	5.6x	4.7x	4.1x	3.2x	2.2x	1.5x	0.8x	0.1x	(0.6x)	(1.3x)	(2.0x)
EBITDA / Net Cash Interest						2.1x	2.5x	2.8x	3.3x	4.6x	5.8x	8.3x	15.2x	144.0x	-27.2x	-15.6x
FFO / Net Cash Pay Debt						8.0%	10.7%	13.3%	17.7%	29.1%	44.6%	86.6%	592.9%	n.m.	n.m.	n.m.
DSCR						1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.25x	-17.16x	-9.71x

Source Nobel internal financial forecasts

Notes

1.	As of 18-Jan-08
2.	Based on an EBITDA of $414 MM

16

Project Nobel	Option 1 - Supporting Materials
Option 1 — Detailed Analysis (Cont’d)
Illustrative Take-Private Analysis with Maximum Leverage of 6.5x and offer of $70.00 per Share

•	Transaction date assumed to be 1 January 2008 for illustrative purposes

•	Newton with a 49% interest and PE Partner with a 51% interest

•	Entry at $70.00 per share

•	c.40% premium to current share price of $50.09(1)

•	Implied 15.6x forward EBITDA multiple (calendarised FY1 EBITDA of $237 MM)

•	Exit at the end of 2011 based on 14.0x 2012 EBITDA(2)

•	Debt quantum of $1,440 MM

•	Implied 6.5x LTM EBITDA of $221 MM (excluding $200 MM of cash restricted for general corporate purposes)

•	Bank and Bond/Mezzanine structure

•	TLA: $370 MM

•	TLB: $370 MM

•	TLC: $370 MM

•	High Yield/Mezzanine: $330 MM

Total Sources	(USD MM)	(USD MM)	Spread (bps)	Interest Rate (%)	% of Total	x LTM EBITDA	WAL	Years to Payout	% Repaid by year 3
Term Loan A	370.0	370.0	2.75%	7.45%	9.7%	1.7x	3.2 yrs	4.2	
Term Loan B	370.0	370.0	3.25%	7.95%	9.7%	1.7x		5.9	10.1%
Term Loan C	370.0	370.0	3.75%	8.45%	9.7%	1.7x		7.2	
Senior Priority Debt	**1,110.0**	**1,110.0**	**3.25%**	**7.95%**	**29.1%**	**5.0x**			
Senior Debt	**1,110.0**	**1,110.0**	**3.25%**	**7.95%**	**29.1%**	**5.0x**			
High Yield	330.0	330.0	6.05%	10.75%	8.6%	1.5x		8.3	
Cash Pay Debt	**1,440.0**	**1,440.0**	**3.89%**	**8.59%**	**37.7%**	**6.5x**			
Total Debt (Incl. PIK)	**1,440.0**	**1,440.0**			**37.7%**	**6.5x**			
SLN	0.0	0.0	3.30%	8.00%	0.0%	0.0x			
Common Equity	2,378.1	2,378.1			62.3%	10.8x			
Total Equity / Implied Equity	**2,378.1**	**2,378.1**			**62.3%**	**10.8x**			
Total Sources	**3,818.1**	**3,818.1**			**100.0%**	**17.3x**			
Pension Liabilities	0.0	0.0			0.0%	0.0x			
Total Capitalisation	**3,818.1**	**3,818.1**			**100.0%**	**17.3x**			

Returns Analysis - Exit in 2011		
Exit Multiple	Mult. of Money	Sponsor IRR%
13.5x	1.9x	20.7%
14.0x	2.0x	22.2%
14.5x	2.1x	23.7%

Total Uses	(USD MM)	(USD MM)	%	x LTM EBITDA
Bid Value of Equity	4,160.9	4,160.9	109.0%	18.9x
Refinance Net Debt/(Net Cash)	(654.0)	(654.0)	-17.1%	-3.0x
Restricted Cash for Operations	200.0	200.0	5.2%	0.9x
Acquisition Value	**3,706.9**	**3,706.9**	**97.1%**	**16.8x**
Transaction Costs	111.2	111.2	2.9%	0.5x
Total Uses	**3,818.1**	**3,818.1**	**100.0%**	**17.3x**

Summary Financials & Ratios	Actual			Calendar.	Projected	Projected										
	Full Year	Full Year	Full Year	LTM	Full Year	Year 0.5	Year 1.5	Year 2.5	Year 3.5	Year 4.5	Year 5.5	Year 6.5	Year 7.5	Year 8.5	Year 9.5	Year 10.5
FYE: Jun - USD MM	Jun-05	Jun-06	Jun-07	Jan-08	Jun-08	Jun-08	Jun-09	Jun-10	Jun-11	Jun-12	Jun-13	Jun-14	Jun-15	Jun-16	Jun-17	Jun-18
Sales	556.3	600.1	709.5	797.7	831.3	411.9	950.1	1,054.7	1,150.5	1,300.0	1,365.0	1,433.3	1,504.9	1,580.2	1,659.2	1,742.2
% Growth		*7.9%*	*18.2%*	*n.m.*	*17.2%*	*n.m.*	*14.3%*	*11.0%*	*9.1%*	*13.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*
EBITDA	119.9	157.2	190.9	220.7	233.4	115.6	272.8	304.4	338.4	414.1	434.8	456.5	479.3	503.3	528.5	554.9
% Margin	*21.6%*	*26.2%*	*26.9%*	*27.7%*	*28.1%*	*28.1%*	*28.7%*	*28.9%*	*29.4%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*
Δ in Working Capital & Customer Deposits	7.0	34.0	3.2	15.7	27.9	13.8	(86.5)	(76.2)	(23.6)	(24.3)	(4.3)	(4.5)	(4.7)	(4.9)	(5.2)	(5.5)
Capital Expenditure	(20.1)	(28.5)	(27.8)	(24.2)	(21.1)	(10.5)	(24.2)	(26.8)	(29.2)	(33.0)	(34.7)	(36.4)	(38.3)	(40.2)	(42.2)	(44.3)
% of Sales	*3.6%*	*4.7%*	*3.9%*	*3.0%*		*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*
EBITDA-Capex	99.9	128.8	163.1	196.4	212.2	105.2	248.7	277.6	309.2	381.0	400.1	420.1	441.1	463.1	486.3	510.6
Tax (Assuming 29.4% Tax Rate)						(12.3)	(36.9)	(46.1)	(58.8)	(84.7)	(95.0)	(106.5)	(119.6)	(134.3)	(147.8)	(159.7)
CFADS						106.7	125.3	155.3	226.8	272.0	300.8	309.1	316.8	323.9	333.3	345.5
Cumulative CFADS						106.7	232.0	387.3	614.1	886.1	1,186.9	1,496.0	1,812.8	2,136.7	2,470.0	2,815.6
Net Cash Interest (Expense) / Income						(56.0)	(110.6)	(108.3)	(101.9)	(90.4)	(74.5)	(55.0)	(31.6)	(3.5)	19.4	35.6
FFO (EBITDA-Net Cash Interest-Tax)						47.4	125.3	150.0	177.7	239.0	265.4	295.0	328.2	365.5	400.1	430.8
Balance Sheet Items				Closing												
Cash Balance including $200 MM Cash Reserve				200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	265.1	617.8	998.9
Net Senior Priority Debt				910.0	910.0	859.3	844.6	797.6	672.7	491.1	264.7	10.6	(200.0)	(265.1)	(617.8)	(998.9)
Net Senior Priority Debt Excluding $200 MM Cash Reserve				*1,110.0*	*1,110.0*	*1,059.3*	*1,044.6*	*997.6*	*872.7*	*691.1*	*464.7*	*210.6*	-	*(65.1)*	*(417.8)*	*(798.9)*
- Of Which (Gross) RCF				-	-	-	-	-	-	-	-	-	-	-	-	-
Net Senior Debt				910.0	910.0	859.3	844.6	797.6	672.7	491.1	264.7	10.6	(200.0)	(265.1)	(617.8)	(998.9)
Net Cash Pay Debt				1,240.0	1,240.0	1,189.3	1,174.6	1,127.6	1,002.7	821.1	594.7	340.6	55.4	(265.1)	(617.8)	(998.9)
Net Cash Pay Debt Excluding $200 MM Cash Reserve				*1,440.0*	*1,440.0*	*1,389.3*	*1,374.6*	*1,327.6*	*1,202.7*	*1,021.1*	*794.7*	*540.6*	*255.4*	*(65.1)*	*(417.8)*	*(798.9)*
Net Total Debt (Incl. PIK)				1,240.0	1,240.0	1,189.3	1,174.6	1,127.6	1,002.7	821.1	594.7	340.6	55.4	(265.1)	(617.8)	(998.9)
Net Total Debt (Incl. PIK) Excluding $200 MM Cash Reserve				*1,440.0*	*1,440.0*	*1,389.3*	*1,374.6*	*1,327.6*	*1,202.7*	*1,021.1*	*794.7*	*540.6*	*255.4*	*(65.1)*	*(417.8)*	*(798.9)*
Year End Financial Ratios																
Net Senior Priority Debt / LTM EBITDA				4.1x	3.9x	3.7x	3.1x	2.6x	2.0x	1.2x	0.6x	0.0x	(0.4x)	(0.5x)	(1.2x)	(1.8x)
Net Senior Debt / LTM EBITDA				4.1x	3.9x	3.7x	3.1x	2.6x	2.0x	1.2x	0.6x	0.0x	(0.4x)	(0.5x)	(1.2x)	(1.8x)
Net Cash Pay Debt / LTM EBITDA				5.6x	5.3x	5.1x	4.3x	3.7x	3.0x	2.0x	1.4x	0.7x	0.1x	(0.5x)	(1.2x)	(1.8x)
Net Total Debt (Incl. PIK) / LTM EBITDA				5.6x	5.3x	5.1x	4.3x	3.7x	3.0x	2.0x	1.4x	0.7x	0.1x	(0.5x)	(1.2x)	(1.8x)
Net Total Debt (Incl. PIK) / LTM EBITDA - Capex				6.3x	5.8x	5.6x	4.7x	4.1x	3.2x	2.2x	1.5x	0.8x	0.1x	(0.6x)	(1.3x)	(2.0x)
EBITDA / Net Cash Interest						2.1x	2.5x	2.8x	3.3x	4.6x	5.8x	8.3x	15.2x	144.0x	-27.2x	-15.6x
FFO / Net Cash Pay Debt						8.0%	10.7%	13.3%	17.7%	29.1%	44.6%	86.6%	592.9%	n.m.	n.m.	n.m.
DSCR						1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.25x	-17.16x	-9.71x

Source Nobel internal financial forecasts

Notes

1.	As of 18-Jan-08
2.	Based on an EBITDA of $414 MM

17

Project Nobel	Option 1 - Supporting Materials
Financial Impact on Newton Under Option 1
Option 1: 5.5x LTM EBITDA Take-Private and Offer of $65.00 per Share

•	Assumes deconsolidation of Nobel post sell down to 49% and recognition as an affiliate

•	The financial impact of the transaction on 2008 financials is presented on the basis of full year deconsolidation and treatment of Nobel as an affiliate

•	Transaction is assumed to have no material effect on Newton’s or Nobel’s dividend distribution policy

Option 1: Impact on Newton Financials from Deconsolidation of Nobel

($ MM)

	Pre-Transaction		Adjustment		Pro Forma		% Difference
June FYE	2008E	2009E	2008E	2009E	2008E	2009E	2008E	2009E
Income Statement Impact
Revenues	32,093	34,919	(831)	(950)	31,262	33,969	(2.6)%	(2.7)%
EBITDA	6,522	7,237	(233)	(273)	6,288	6,964	(3.6)%	(3.8)%
EBIT	5,350	6,131	(197)	(236)	5,153	5,895	(3.7)%	(3.8)%
Interest Income/(Expense) (1)	(555)	(543)	86	88	(469)	(456)	15.5%	16.1%
Tax	(2,009)	(2,303)	27	38	(1,982)	(2,265)	1.4%	1.6%
Net Income (2)	3,528	4,072	(0)	(3)	3,527	4,069	(0.0)%	(0.1)%
Cash Flow Impact
EBITDA	6,522	7,237	(233)	(273)	6,288	6,964	(3.6)%	(3.8)%
Change in NWC (3)	(292)	81	(28)	87	(320)	168	(9.6)%	(106.8)%
Capex	(1,037)	(861)	21	24	(1,015)	(836)	2.0%	2.8%
Interest Income/(Expense) (1)	(555)	(543)	86	88	(469)	(456)	15.5%	16.1%
Tax	(2,009)	(2,303)	27	38	(1,982)	(2,265)	1.4%	1.6%
Levered Free Cash Flow	2,629	3,611	(127)	(37)	2,502	3,574	(4.8)%	(1.0)%
Net Debt/(Cash) (4)	10,903		(953)		9,949		8.7%
Net Debt/2008E EBITDA	1.67x				1.58x		5.4%

Source Nobel internal financial forecasts, Company information, Broker research

Notes

1.	Assumes Newton pre-tax cost of interest of 7.2%
2.	Proceeds from transaction utilised for debt repayment. Pro forma for Nobel equity earnings of affiliates and minority interest. No additional tax charge assumed to be applicable on equity earnings of affiliates from Nobel. Nobel’s financial impact on 2008 net income is annualized (Option 1 – $36.7 MM)
3.	Includes changes in customer deposits (deferred revenue)
4.	Newton net debt as of 31-Sep-07 adjusted for the acquisitions of Dow Jones, 14.6% stake in Premiere and the Liberty Media/DirecTV swap. Nobel net debt as of 31-Dec-07

18

Project Nobel	Option 1 - Supporting Materials
Option 1 – Partnering with Private Equity
Scheme of Arrangement Structure

•	PE partner will simultaneously:

•	make an offer for all of the issued A shares by way of a scheme; and

•	enter into a conditional agreement to acquire a 24% stake from Newton in the form of B shares

•	Scheme implemented by receiving approval of the minority shareholders, with the following thresholds:

•	75% in value of those present and voting or by proxy; and

•	Majority in number of those present and voting or by proxy

•	Comment:

•	Takeover Code likely to apply

•	Scheme applies to all shareholders, but likely to be separate class votes for Newton and public shareholders

Scheme of Arrangement (s.895-896 CA 2006)
Transaction Structure
Resulting Structure
Private Equity Partner
Newton agrees to sell a 24% stake in the form of B shares to the PE partner
PE partner makes an offer for all of the A shares by way of scheme of arrangement
Newton
Public
73% (B shares)
27% (A shares)
Nobel
Newton
Private Equity Partner
49% (B shares)
24% (B shares)
27% (A shares) (2)
Nobel

Notes

1.	Pre-option dilution
2.	A shares can be converted into B shares if this is the preference of both Newton and the private equity partner

19

Project Nobel	Option 1 - Supporting Materials
Option 1 – Partnering with Private Equity (Alternative)
Capital Reduction

•	Nobel will put to public shareholders a special resolution allowing the cancellation of all the issued A shares by way of a capital reduction

•

Like Option 1 the PE partner will enter into a conditional agreement with Newton, but will this time acquire a 37.23% stake (given only B shares will be in existence post transaction – may require a Rule 9 “Whitewash”)

•	Capital reduction will require the approval of minority shareholders with a threshold of 75% of those present and voting by proxy

•	Comment:

•	Takeover Code may not apply, but this will depend on whether the two transactions are independent or inter-conditional on each other

•	Capital reduction applies to all shareholders

Capital Reduction by Way of Special Resolution (s.641 CA 2006)
Transaction Structure
Private Equity Partner
Newton agrees to sell a 37.23% stake in the form of B shares to the PE partner
Newton
Public
73% (B shares)
27% (A shares)
Nobel
Nobel proposes capital reduction to public shareholders, leading to a cancellation of the public shares
Resulting Structure
Newton
Private Equity Partner
49% (B shares)
51% (B shares)
Nobel

Note

1.	Pre-option dilution

20

Project Nobel	Option 1 - Supporting Materials
Regulatory Jurisdiction

•	Primary jurisdictional oversight will most likely be driven by the UK Takeover Code

•	However, despite the ability to utilise a scheme of arrangement exemption, given the significance of US shareholdings in Nobel, certain SEC and NASDAQ rules may apply

•	Consultation with the Takeover Panel and US legal counsel should occur as soon as possible to confirm:

•	i) the applicability of SEC and NASDAQ rules; and

•	ii) resolve any conflicts between UK and US regulatory rules

UK Regulatory Jurisdiction

•	The City Code on Takeovers and Mergers (the “Takeover Code”) is the UK regulatory framework governing takeovers of, share capital reorganisations of and offers to minority shareholders of UK plcs

•	In determining the applicability of the Takeover Code, the Panel will opine on whether Nobel has the following:

•	registered office in the UK; and

•	place of central management and control is in the UK

•	On this basis it would suggest, where Nobel was subject to a transaction, that a transaction for Series A and/or Series B shares would be governed by the Takeover Code

•	However, given Nobel’s registration under the 1934 Securities Exchange Act, due consideration should also be given to the application of US federal securities laws

•	The Takeover Code caters for dual jurisdiction oversight and in such case the Panel advises for early consultation to resolve any conflicts between the relevant rules

US Regulatory Jurisdiction

•	The applicability of US federal securities laws to a cross border transaction will vary depending on the quantum of securities held by US residents; and the structure of a transaction

•	Where US residents’ shareholding in Nobel is greater than 10% and a transaction is structured as a bid, certain US tender offer rules / US disclosure requirements will apply

•	If a transaction is structured as a scheme of arrangement, the US proxy rules relating to the shareholder vote may apply

•

SEC Rule 13e-3 and NASDAQ rules relating to going-private transactions effected by affiliates of the target, management or interested shareholders may also require heightened disclosure in US filings relating to a transaction

21

Project Nobel	Option 1 - Supporting Materials
Board Considerations
Implications of the Takeover Code for the Nobel Board

Composition of the Independent Committee to opine and provide a recommendation on potential offers:

•	Given the relationships between certain Nobel directors and Newton, it is likely that there will be a conflict of interest that will preclude them from being part of the Independent Committee

•	The Independent Committee will need to carefully opine on an offer and give its recommendation to the minority shareholders

•	A “level playing field” and equal treatment of all shareholders is required (no “special deals”)

•	If there are competing offers, the Independent Committee will need to treat competing bidders equally (particularly with due diligence access)

•	Directors who have a conflict of interest should not be involved in the formulation of the Board’s recommendation to the minority shareholders (Rule 25.1 Note 3).

•

Given the relationships between certain Nobel directors and Newton, it is likely that any transaction involving Newton will lead to the exclusion of these directors in the formation of the Independent Committee

•	In addition, for a MBO, directors who have a continuing role in Nobel after the successful completion of an offer should be excluded (Rule 25.1 Note 4)

Conduct of the Nobel Independent Committee when an offer is made:

•	The Independent Committee must obtain independent advice on an offer and the substance of such advice must be given to the minority shareholders (Rule 3.1)

•	The Independent Committee must circulate to the minority shareholders its opinions on an offer (Rule 25.1)

•

The Independent Committee needs to carefully review the value of Nobel, and be sure that an offer is in the interest of the minority shareholders and considers all viable alternatives to maximise shareholder value. The financial adviser is key to giving the Independent Committee comfort

•

In the case of competing offers, the Independent Committee needs to carefully review for (i) value under each alternative; (ii) likelihood of each offer succeeding; and (iii) consequences of the offers failing

•	If an MBO, the Independent Committee must also consider if it is in the interest of shareholders to permit the management team to formulate an offer

•

In the case where offers are made for both Series A and Series B shares, there is a requirement that there be separate offers for each class of share. The Independent Committee needs to opine on both offers and it must be demonstrated to the Panel that the offers are comparable (Rule 14). The Panel should be consulted in advance

•

Any information provided to one offeror must be given equally to another bona fide offeror (including site visits and meetings with management) (Rule 20.2). If the offer is an MBO, the Panel expects the MBO team to co-operate with the Independent Committee when assembling information for competing offerors (Rule 20.2 Note 3)

•	If there are any special arrangements with management in the context of a MBO, the Panel will require the independent adviser to publicly state that the arrangements are fair and reasonable (Rule 16)

22

Project Nobel

Appendix B
Option 2 - Supporting Materials

Project Nobel	Option 2 - Supporting Materials
Option 2 - Detailed Analysis
Illustrative Levered Recap Analysis with Maximum Leverage of 3.0x and Buyback at Current Price

•	Assumes buyback occurs at current share price of $50.09(1)

•	Debt quantum of $660 MM

•	Implied 3.0x LTM EBITDA of $221 MM (excluding $100 MM of cash restricted for general corporate purposes)

•	All senior bank structure

Total Sources	(USD MM)	(USD MM)	Spread (bps)	Interest Rate (%)	% of Total	x LTM EBITDA	WAL	Years to Payout	% Repaid by year 3
Term Loan A	660.0	660.0	2.00%	6.70%	17.8%	3.0x	3.1 yrs	4.4	
Term Loan B	0.0	0.0	0.00%	4.70%	0.0%	0.0x		0.0	38.2%
Term Loan C	0.0	0.0	0.00%	4.70%	0.0%	0.0x		0.0	
Senior Priority Debt	**660.0**	**660.0**	**2.00%**	**6.70%**	**17.8%**	**3.0x**			
Senior Debt	**660.0**	**660.0**	**2.00%**	**6.70%**	**17.8%**	**3.0x**			
High Yield	0.0	0.0	-4.70%	0.00%	0.0%	0.0x		0.0	
Cash Pay Debt	**660.0**	**660.0**	**2.00%**	**6.70%**	**17.8%**	**3.0x**			
Total Debt (Incl. PIK)	**660.0**	**660.0**			**17.8%**	**3.0x**			
SLN	0.0	0.0	3.30%	8.00%	0.0%	0.0x			
Common Equity	3,055.1	3,055.1			82.2%	13.8x			
Total Equity / Implied Equity	**3,055.1**	**3,055.1**			**82.2%**	**13.8x**			
Total Sources	**3,715.1**	**3,715.1**			**100.0%**	**16.8x**			
Pension Liabilities	0.0	0.0			0.0%	0.0x			
Total Capitalisation	**3,715.1**	**3,715.1**			**100.0%**	**16.8x**			

Total Uses	(USD MM)	(USD MM)	%	x LTM EBITDA
Bid Value of Equity	4,160.9	4,160.9	112.0%	18.9x
Refinance Net Debt/(Net Cash)	(654.0)	(654.0)	-17.6%	-3.0x
Restricted Cash for Operations	100.0	100.0	2.7%	0.5x
Acquisition Value	**3,606.9**	**3,606.9**	**97.1%**	**16.3x**
Transaction Costs	108.2	108.2	2.9%	0.5x
Total Uses	**3,715.1**	**3,715.1**	**100.0%**	**16.8x**

Summary Financials & Ratios	Actual			Calendar.	Projected	Projected										
	Full Year	Full Year	Full Year	LTM	Full Year	Year 0.5	Year 1.5	Year 2.5	Year 3.5	Year 4.5	Year 5.5	Year 6.5	Year 7.5	Year 8.5	Year 9.5	Year 10.5
FYE: Jun - USD MM	Jun-05	Jun-06	Jun-07	Jan-08	Jun-08	Jun-08	Jun-09	Jun-10	Jun-11	Jun-12	Jun-13	Jun-14	Jun-15	Jun-16	Jun-17	Jun-18
Sales	556.3	600.1	709.5	797.7	831.3	411.9	950.1	1,054.7	1,150.5	1,300.0	1,365.0	1,433.3	1,504.9	1,580.2	1,659.2	1,742.2
% Growth		*7.9%*	*18.2%*	*n.m.*	*17.2%*	*n.m.*	*14.3%*	*11.0%*	*9.1%*	*13.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*
EBITDA	119.9	157.2	190.9	220.7	233.4	115.6	272.8	304.4	338.4	414.1	434.8	456.5	479.3	503.3	528.5	554.9
% Margin	*21.6%*	*26.2%*	*26.9%*	*27.7%*	*28.1%*	*28.1%*	*28.7%*	*28.9%*	*29.4%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*	*31.9%*
Δ in Working Capital & Customer Deposits	7.0	34.0	3.2	15.7	27.9	13.8	(86.5)	(76.2)	(23.6)	(24.3)	(4.3)	(4.5)	(4.7)	(4.9)	(5.2)	(5.5)
Capital Expenditure	(20.1)	(28.5)	(27.8)	(24.2)	(21.1)	(10.5)	(24.2)	(26.8)	(29.2)	(33.0)	(34.7)	(36.4)	(38.3)	(40.2)	(42.2)	(44.3)
% of Sales	*3.6%*	*4.7%*	*3.9%*	*3.0%*		*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*	*2.5%*
EBITDA-Capex	99.9	128.8	163.1	196.4	212.2	105.2	248.7	277.6	309.2	381.0	400.1	420.1	441.1	463.1	486.3	510.6
Tax (Assuming 29.4% Tax Rate)						(23.3)	(60.0)	(70.2)	(83.9)	(110.5)	(120.3)	(130.0)	(140.3)	(151.3)	(162.9)	(175.2)
CFADS						95.7	102.2	131.2	201.7	246.2	275.5	285.6	296.0	306.9	318.2	329.9
Cumulative CFADS						95.7	197.9	329.1	530.8	777.0	1,052.5	1,338.1	1,634.1	1,941.0	2,259.3	2,589.2
Net Cash Interest (Expense) / Income						(18.5)	(32.3)	(26.5)	(16.7)	(2.6)	11.6	24.8	39.0	54.3	70.8	88.5
FFO (EBITDA-Net Cash Interest-Tax)						73.9	180.6	207.7	237.8	300.9	326.1	351.3	378.0	406.3	436.3	468.2
Balance Sheet Items				**Closing**												
Cash Balance including $100 MM Cash Reserve				100.0	100.0	100.0	100.0	100.0	100.0	120.4	407.5	717.9	1,052.9	1,414.1	1,803.0	2,221.5
Net Senior Priority Debt				560.0	560.0	482.8	412.9	308.1	123.2	(120.4)	(407.5)	(717.9)	(1,052.9)	(1,414.1)	(1,803.0)	(2,221.5)
Net Senior Priority Debt Excluding $100 MM Cash Reserve				*660.0*	*660.0*	*582.8*	*512.9*	*408.1*	*223.2*	*(20.4)*	*(307.5)*	*(617.9)*	*(952.9)*	*(1,314.1)*	*(1,703.0)*	*(2,121.5)*
- Of Which (Gross) RCF				-	-	-	-	-	-	-	-	-	-	-	-	-
Net Senior Debt				560.0	560.0	482.8	412.9	308.1	123.2	(120.4)	(407.5)	(717.9)	(1,052.9)	(1,414.1)	(1,803.0)	(2,221.5)
Net Cash Pay Debt				560.0	560.0	482.8	412.9	308.1	123.2	(120.4)	(407.5)	(717.9)	(1,052.9)	(1,414.1)	(1,803.0)	(2,221.5)
Net Cash Pay Debt Excluding $100 MM Cash Reserve				*660.0*	*660.0*	*582.8*	*512.9*	*408.1*	*223.2*	*(20.4)*	*(307.5)*	*(617.9)*	*(952.9)*	*(1,314.1)*	*(1,703.0)*	*(2,121.5)*
Net Total Debt (Incl. PIK)				560.0	560.0	482.8	412.9	308.1	123.2	(120.4)	(407.5)	(717.9)	(1,052.9)	(1,414.1)	(1,803.0)	(2,221.5)
Net Total Debt (Incl. PIK) Excluding $100 MM Cash Reserve				*660.0*	*660.0*	*582.8*	*512.9*	*408.1*	*223.2*	*(20.4)*	*(307.5)*	*(617.9)*	*(952.9)*	*(1,314.1)*	*(1,703.0)*	*(2,121.5)*
Year End Financial Ratios																
Net Senior Priority Debt / LTM EBITDA				2.5x	2.4x	2.1x	1.5x	1.0x	0.4x	(0.3x)	(0.9x)	(1.6x)	(2.2x)	(2.8x)	(3.4x)	(4.0x)
Net Senior Debt / LTM EBITDA				2.5x	2.4x	2.1x	1.5x	1.0x	0.4x	(0.3x)	(0.9x)	(1.6x)	(2.2x)	(2.8x)	(3.4x)	(4.0x)
Net Cash Pay Debt / LTM EBITDA				2.5x	2.4x	2.1x	1.5x	1.0x	0.4x	(0.3x)	(0.9x)	(1.6x)	(2.2x)	(2.8x)	(3.4x)	(4.0x)
Net Total Debt (Incl. PIK) / LTM EBITDA				2.5x	2.4x	2.1x	1.5x	1.0x	0.4x	(0.3x)	(0.9x)	(1.6x)	(2.2x)	(2.8x)	(3.4x)	(4.0x)
Net Total Debt (Incl. PIK) / LTM EBITDA - Capex				2.9x	2.6x	2.3x	1.7x	1.1x	0.4x	(0.3x)	(1.0x)	(1.7x)	(2.4x)	(3.1x)	(3.7x)	(4.4x)
EBITDA / Net Cash Interest						6.3x	8.4x	11.5x	20.2x	157.6x	-37.4x	-18.4x	-12.3x	-9.3x	-7.5x	-6.3x
FFO / Net Cash Pay Debt						30.9%	43.7%	67.4%	193.1%	n.m.	n.m.	n.m.	n.m.	n.m.	n.m.	n.m.
DSCR						1.00x	1.00x	1.00x	1.00x	1.09x	-23.72x	-11.53x	-7.60x	-5.66x	-4.50x	-3.73x

Source Nobel internal financial forecasts

Notes

1. As of 18-Jan-08

23

Project Nobel	Option 2 - Supporting Materials
Financing Considerations
Maximum All Senior Capital Structure

•	Nobel may favour a cross over investment style type of financing through a full senior financing of $880 MM representing a 4.0x total leverage

•	This financing will provide Nobel with greater flexibility and external growth capacity

•	Financing is made of a single 5 year bullet senior tranche

•	The financing will be made available in US$ and €uro to provide the company with natural FX hedge (sterling also to be considered)

•	Our financing proposal assumes:

•	Minimum corporate rating of BB+

•	Newton to retain a meaningful equity stake in Nobel with a change of control provision to be agreed

Proposed Capital Structure

$ MM

800
600
400
200
0
Senior Debt, $880 MM
Proposed Structure

Total Funded Debt: $880 MM	LTM EBITDA x	Pricing (Libor +)	Tenor
Senior Debt, $880 MM	4.0x	250 bps	5.0 Yrs

Notes

1.	Based on LTM EBITDA as at 1 January 2008 of $221 MM

24

Project Nobel	Option 2 - Supporting Materials
Financing Considerations (Cont’d)
Alternative Financing Option: Convertible Debt

•	It is possible to modify the coupon / premium / call / put depending on the Company’s objectives

•	The size of the offering can be increased if the Issuer facilitates stock borrow

•	Borrow can be facilitated through the Issuer lending its stock to exchangeable investors via Morgan Stanley or by repurchasing stock using a forward contract simultaneously with the exchangeable

Indicative Terms

Issuer	Nobel
Offering Size	$100 -200MM
Ranking (1)	Senior Unsecured
Coupon	2.125 - 2.625%
Conversion Premium	25.0 - 30.0%
Conversion Price (midpoint) (2)	$63.75
Shares Underlying Base Convertible (3)	2.4MM
Maturity	30 Years
Call Protection	Non-Call 5
Investor Puts (in Years)	5, 10, 15, 20, 25
Delta (% / Shares / $) (3)	54.0% /1.6MM /$81MM

Notes

1.	For convertibles used for acquisitions, the ranking cannot be subordinated for the interest to be tax deductible (subject to other similar tests)
2.	Assumes stock price of $50
3.	Assumes offering size of $150MM

25

Project Nobel	Option 2 - Supporting Materials
Financial Impact on Newton Under Option 2
Option 2: 3.0x LTM EBITDA Recapitalisation, 0% Repurchase Premium

•	Assumes deconsolidation of Nobel post sell down to 49% and recognition as an affiliate

•	The financial impact of the transaction on 2008 financials is presented on the basis of full year deconsolidation and treatment of Nobel as an affiliate

•	Transaction is assumed to have no material effect on Newton’s or Nobel’s dividend distribution policy

Option 2: Impact on Newton Financials from Deconsolidation of Nobel

($ MM)

	Newton Pre-Transaction		Adjustment		Newton Pro Forma		% Difference
June FYE	2008E	2009E	2008E	2009E	2008E	2009E	2008E	2009E
Income Statement Impact
Revenues	32,093	34,919	(831)	(950)	31,262	33,969	(2.6)%	(2.7)%
EBITDA	6,522	7,237	(233)	(273)	6,288	6,964	(3.6)%	(3.8)%
EBIT	5,350	6,131	(197)	(236)	5,153	5,895	(3.7)%	(3.8)%
Interest Income/(Expense) (1)	(555)	(543)	62	61	(494)	(482)	11.1%	11.3%
Tax	(2,009)	(2,303)	36	47	(1,973)	(2,256)	1.8%	2.0%
Net Income (2)	3,528	4,072	3	(1)	3,530	4,072	0.1%	(0.0)%
Cash Flow Impact
EBITDA	6,522	7,237	(233)	(273)	6,288	6,964	(3.6)%	(3.8)%
Change in NWC (3)	(292)	81	(28)	87	(320)	168	(9.6)%	(106.8)%
Capex	(1,037)	(861)	21	24	(1,015)	(836)	2.0%	2.8%
Interest Income/(Expense) (1)	(555)	(543)	62	61	(494)	(482)	11.1%	11.3%
Tax	(2,009)	(2,303)	36	47	(1,973)	(2,256)	1.8%	2.0%
Levered Free Cash Flow	2,629	3,611	(143)	(54)	2,486	3,557	(5.4)%	(1.5)%
Net Debt/(Cash) (4)	10,903		(616)		10,287		5.7%
Net Debt/2008E EBITDA	1.67x				1.64x		2.1%

Source Nobel internal financial forecasts, Company information, Broker research

Notes

1.	Assumes Newton pre-tax cost of interest of 7.2%
2.	Proceeds from transaction utilised for debt repayment. Pro forma for Nobel equity earnings of affiliates and minority interest. No additional tax charge assumed to be applicable on equity earnings of affiliates from Nobel. Nobel’s financial impact on 2008 net income is annualized (Option 2 – $55.9 MM)
3.	Includes changes in customer deposits (deferred revenue)
4.	Newton net debt as of 31-Sep-07 adjusted for the acquisitions of Dow Jones, 14.6% stake in Premiere and the Liberty Media/DirecTV swap. Nobel net debt as of 31-Dec-07

26

Project Nobel	Option 2 - Supporting Materials
Option 2 – Public Markets Recapitalisation

•	Nobel increases leverage and uses proceeds to buyback as many B shares from Newton as possible, with Newton concurrently offering the remaining shares that will take its holding down to 49%

•	Nobel implements an “off market” purchase of shares from Newton requiring a special resolution of shares not party to the buyback

•	Comment:

•	Given Newton can vote its remaining 49%, it increases likelihood of buyback success

•	Takeover Code will not apply

Public Markets Recapitalisation by Way of "Off Market" Purchase (s. 693 and 694 CA 2006)

Transaction Structure
Newton also sells through a secondary offering to the public market
Institution Investors / PE Partner
Newton
Public
73% (B shares)
27% (A shares)
Nobel
Nobel proposes buyback of shares from Newton
Resulting Structure (1)
Newton
Institution Investors / PE Partner
Public
51% (A Shares)
49% (B Shares)
Nobel
Additional Leverage

27

Project Nobel	Option 2 - Supporting Materials
Nobel Valuation Methodologies to be Considered

•	The most common valuation methodology cited by brokers is P/E comparables

•	Highlights the attention the market will pay to the EPS accretion/dilution effect of any envisioned transaction

Broker Valuation Methodologies

Recent Research Broker	Valuation Methodology	Value Drivers	Value Impediments
Ferris, Baker Watts	• Primary metrics: • 2008/2009 price to earnings multiples	• Established growth company • Emerging markets growth • HD and DVR penetration • Advancement of technology through R&D and acquisitions

Kaufman Bros.	• Primary Metrics: • Discounted cash flow • Other Metrics: • 2008/2009 price to earnings multiples	• Play on global transition to digital TV

Morgan Stanley	• Primary Metrics: • Discounted cash flow • Other Metrics: • 2008/2009 price to earnings multiples • 2008 free cash flow yield	• Attractive model - best of breed security / enabling technologies • Continued strength in Pay-TV • Operational leverage on R&D	• Security of products • Technological risk • Inefficient use of cash • Lumpy quarterly results • Failure to appreciate impact of card changeovers • Lower than expected subscriber growth

Natixis Bleichroeder	• Primary Metrics: • Discounted cash flow • Other Metrics: • 2007/2008 price to earnings multiples	• High-teens growth • Best play on global digital television growth • Most visible growth stream	• Shareholder concentration (Newton) and low liquidity • Litigation with EchoStar • Risk of intellectual property litigation • Piracy • Dilutive M&A transactions

Oppenheimer	• Primary Metrics: • 2007 price to earnings multiple • Other Metrics: • 2008 price to earnings multiple	• New customer wins and potential competitor “change outs” • HD and DVR additions; increased TVs per home • Growth of emerging markets	• Concentration of customers • Slower than expected rollout of new applications • Slower than expected adoption of new technologies

RBC Capital Markets	• Primary metrics: • 2008/2009 price to earnings multiples	• Secular growth, visibility, strong positioning • Emerging markets growth • Triple play competition	• Concentration of customers • Triple-play competition • Technology shifts • Cyclical risk due to contract cycle • Shareholder concentration (Newton), low liquidity for size

Source Broker Research

28

Project Nobel	Option 2 - Supporting Materials
Analyst Key Themes for Nobel

Brokers are generally enthusiastic about Nobel, however there are recurring themes which could unlock further value:

•	Nobel’s excess cash could be put to better use through value-accretive M&A or shareholder remuneration

•	Relatively little focus on the ability of this business to support debt

•	Relatively small public float has hindered the liquidity of the stock adversely affecting value for public shareholders

•	Although no particular damaging actions are envisioned, the majority of brokers are cognisant of the risk public shareholders face in not having full control of the Company

Capital Structure

•	“We believe the company will have to address its $622 million and rapidly growing cash hoard to optimize its capital structure” – Natixis Bleichroeder, 20-December-07

•

“As Nobel has $580 million in net cash on the balance sheet, post the acquisition of Cast-Up in August 2007, it is worth considering re-leveraging opportunities…Nobel is in a strong position to add value via shareholder remuneration. Risk…Nobel fails to find value enhancing uses for its cash” – Morgan Stanley, 18-October-07

•

“The company has $593 MM of cash, equal to 13 MM shares at current prices. There are only 15.7 MM shares that float. Obviously Newton would have to pay a premium to the current price, and we believe it wants to keep Nobel a separate public company for disclosure” – Natixis Bleichroeder, 7-August-07

M&A Strategy

•

“We could see Nobel adding up to 27% to its fair value by maintaining a cash balance of $155 MM over the medium term and re-investing the headroom in M&A targets generating similar returns to Nobel” – Morgan Stanley, 18-October-07

•	“The challenge will be to find such opportunities as most of Nobel’s acquisitions have been in the tens of millions of dollars” – Morgan Stanley, 18-October-07

•

“The company has a large cash balance and plans to use it for acquisitions. Its acquisition history has been very good, even through the Internet bubble heyday, and we are not expecting a dilutive acquisition.” – Natixis Bleichroeder, 30-October-07

Newton

•

“Potential price target impediments include: Shareholder concentration. Fairly low liquidity for its size. Top three customers and related party revenue from Newton affiliates” – RBC Capital Markets, 7-November-07

•

“Nobel is intricately tied to its parent, Newton. Should Newton choose to exert its control against the best interests of Nobel shareholders, our 12-month target price may not be achievable…With an approximate 16 million-share float, Nobel is not actively traded” – Natixis Bleichroeder, 20-December-07

Source Broker Research

29